EXHIBIT 10.15

One Chase Manhattan Plz
New York, NY 10005
Phone: 212.859.7000

www.assurant.com

PERSONAL AND CONFIDENTIAL

December 15, 2006

Michael Peninger

Assurant Employee Benefits

2323 Grand Boulevard

Kansas City, MO 64108

Re: Extension of Change in Control Severance Agreement

Dear Michael,

You are presently covered by a Change in Control Severance Agreement (“CIC Agreement”) with Assurant, Inc. (the “Company”) that may provide certain benefits to you in the event that a Change in Control (as defined in the CIC Agreement) occurs. The CIC Agreement, as amended, was due to expire on December 31, 2006.

As permitted by Section 1(a) of the CIC Agreement, the Compensation Committee of the Board of Directors has authorized the Company to extend the term of the CIC Agreement for two years, through December 31, 2008.

As always, we appreciate your dedication to Assurant. If you have any questions or concerns, please feel free to contact me.

Sincerely,

/s/ Robert B. Pollock
Robert B. Pollock
Chief Executive Officer

In New York state, Assurant, Inc. does business under the name Assurant Group.